As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSULET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	04-3523891
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive office)
Duane DeSisto
President and Chief Executive Officer
Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Raymond C. Zemlin, Esq.	Gerald S. Tanenbaum, Esq.
Daniel P. Adams, Esq.	Cahill Gordon & Reindel LLP
Goodwin Procter LLP	80 Pine Street
Exchange Place	New York, New York 10104
Boston, Massachusetts 02109	(212) 701-3000
(617) 570-1000	Fax: (212) 269-5420
Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-140694
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Amount of
Title of Each Class of	Amount To Be	Maximum Aggregate	Registration
Securities to be Registered	Registered (1)	Offering Price (2)	Fee
Common Stock, $0.001 par value per share	1,150,000	$17,250,000	$530

(1)	Includes 150,000 shares which the underwriters have the right to purchase to cover overallotments, if any. The shares being registered are in addition to the 7,705,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-140694).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.
     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-140694) filed by Insulet Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 14, 2007, are incorporated by reference into this Registration Statement.
     The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on May 15, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours on May 15, 2007.
     The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, Commonwealth of Massachusetts, on May 14, 2007.

INSULET CORPORATION
By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Duane DeSisto Duane DeSisto	President and Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2007

/s/ Carsten Boess Carsten Boess	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2007

* Alison de Bord	Director	May 14, 2007

* Gary Eichhorn	Director	May 14, 2007

* Ross Jaffe, M.D.	Director	May 14, 2007

* Charles Liamos	Director	May 14, 2007

* Gordie Nye	Director	May 14, 2007

* Jonathan Silverstein	Director	May 14, 2007

* Steven Sobieski	Director	May 14, 2007

*By	/s/ Duane DeSisto

Duane DeSisto
Attorney-in-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Insulet Corporation filed on February 14, 2007, Registration No. 333-140694)